Exhibit 99.1

Contact:

Ina Cu

Investor Relations

650-462-5900

DEPOMED REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

MENLO PARK, Calif., Oct. 30, 2008 – Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the third quarter ended September 30, 2008.

Depomed reported a net loss of $271,000, or $0.01 per share, for the third quarter of 2008 compared to net income of $44.3 million, or $0.92 per share, for the third quarter of 2007.  Net loss for the third quarter of 2008 included a one-time recognition of $6.3 million in product sales of GLUMETZA related to previously deferred revenue, which had the effect of reducing net loss by $5.3 million.  Net income for the 2007 third quarter was primarily attributable to the termination of the company’s license and supply agreements with Esprit Pharma for Proquin XR, which resulted in recognition of $46.1 million in license revenue, $2.5 million in royalty revenue, and a $5.0 million one-time termination gain.

Revenue for the three months ended September 30, 2008 was $14.1 million, and included a one-time recognition of $6.3 million in product sales of GLUMETZA related to previously deferred revenue, compared to $52.9 million for the three months ended September 30, 2007, which included a one-time recognition of $48.6 million in revenue associated with the termination of the company’s license and supply agreements with Esprit Pharma in July 2007.

Regarding the one-time recognition of $6.3 million in product sales of GLUMETZA related to previously deferred revenue, prior to the third quarter of 2008, the company was unable to reasonably estimate product returns of GLUMETZA at the time of shipment and deferred recognition of revenue on product shipments of GLUMETZA until the product was dispensed to the end user through patient prescriptions. After two years of selling GLUMETZA, the company determined it had the information needed during the third quarter of 2008 to reasonably estimate returns on product shipments and recognized previously deferred revenue, net of estimated returns, contractual allowances and discounts. Beginning in the third quarter and on a forward basis, the company will recognize revenue on product shipments of GLUMETZA when title transfers to the customer, providing for estimates of future product returns.

Operating expenses for the three months ended September 30, 2008 were $12.2 million compared to $8.2 million for the three months ended September 30, 2007.  Operating expenses for the three months ended September 30, 2007 included a one-time gain of $5.0 million related to the termination of the Esprit Pharma agreements, which had the effect of reducing operating expenses for that period.  Stock-based compensation expense for the third quarter of 2008 was $729,000.

Cash, cash equivalents and marketable securities were $85.5 million as of September 30, 2008 compared to $69.5 million as of December 31, 2007.

“In the third quarter, we fulfilled several of our key objectives for 2008 by commencing the Phase 3 program for DM-5689 in menopausal hot flashes (formerly referred to as Gabapentin GR®), signing a GLUMETZA promotion agreement with Santarus which generated $12 million in upfront fees, and by advancing our early-stage product pipeline through a grant from The Michael J. Fox Foundation to develop DM-1992, a novel gastric retentive controlled-release dosage form of Levodopa/Carbidopa for the treatment of Parkinson’s Disease,” stated Carl A. Pelzel, president and chief executive officer of Depomed.

Third Quarter 2008 and Other Recent Highlights

•                  Began Breeze 1, the first of two randomized, double-blind, placebo-controlled, 540-patient trials in the Phase 3 registration program for DM-5689 for the treatment of menopausal hot flashes (September 2008).  The second Phase 3 trial, Breeze 2, started in October 2008.

•                  Granted Santarus exclusive rights to promote GLUMETZA in the United States.

•                  Awarded a preclinical grant by The Michael J. Fox Foundation for the development of DM-1992, novel gastric retentive controlled-release dosage forms of Levodopa/Carbidopa for the treatment of Parkinson’s Disease.

•                  Drew an additional $5.6 million in July 2008 under the credit facility with General Electric Credit Company and Oxford Finance Corporation.

Conference Call

Depomed will host a conference call and webcast to discuss second quarter 2008 financial results and other aspects of its business today, Thursday, October 30, at 5:00 p.m. ET.  The webcast can be accessed on the investor section of the Depomed website at www.depomedinc.com.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two approved products on the market and other product candidates in its pipeline. The company utilizes its proven, proprietary AcuFormTM drug delivery technology to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract.  Benefits of AcuForm-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy.  GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States.  Proquin® XR (ciprofloxacin hydrochloride) is approved in the United States for the once-daily treatment of uncomplicated urinary tract infections and is being marketed in the United States within the urology, Ob/Gyn and long-term care specialties by Watson Pharmaceuticals.  Product candidate DM-1796 (formerly referred to as Gabapentin GR®) is in Phase 3 clinical development for the treatment of neuropathic pain, and product candidate DM-5689 (formerly referred to as Gabapentin GR®) is in Phase 3 clinical development for menopausal hot flashes.  Additional information about Depomed may be found on its website, www.depomedinc.com.

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. The inclusion of forward-looking statements, including those related to expectations regarding clinical programs, product development, and potential benefits of our products and product candidates, should not be regarded as a representation that any of our plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation, risks and uncertainties related to: our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; our ability to successfully commercialize our products; the success of our collaborative arrangements with development and commercialization partners; and other risks detailed in our filings with the Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to revise or update this release to reflect events or circumstances that occur after the date of this release.

-Financial Tables Follow-

DEPOMED, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Product sales	$13,011	$3,832	$23,756	$7,666
Royalties	516	2,546	1,060	2,625
License revenue	584	46,481	1,311	50,003
Collaborative and other revenue	—	1	—	3
Total revenues	14,111	52,860	26,127	60,297

Costs and expenses:
Cost of sales	2,396	724	4,567	1,598
Research and development	6,998	4,724	17,748	19,425
Selling, general and administrative	5,250	8,483	16,998	21,033
Gain on termination of Esprit Pharma agreement	—	(5,000)	—	(5,000)
Gain on litigation settlement	—	—	(7,500)	—
Total costs and expenses	14,644	8,931	31,813	37,056

Income (loss) from operations	(533)	43,929	(5,686)	23,241

Other income (expense):
Interest and other income	515	638	1,871	1,504
Interest expense	(249)	—	(254)	—
Total other income (expense)	266	638	1,617	1,504

Net income (loss) before income taxes	(267)	44,567	(4,069)	24,745

Provision for income taxes	(4)	(248)	(4)	(252)

Net income (loss)	(271)	44,319	(4,073)	24,493

Deemed dividend on preferred stock	(183)	(174)	(538)	(511)

Net income (loss) applicable to common stock shareholders	$(454)	$44,145	$(4,611)	$23,982

Basic net income (loss) applicable to common stock shareholders per common share	$(0.01)	$0.93	$(0.10)	$0.53
Diluted net income (loss) applicable to common stock shareholders per common share	$(0.01)	$0.92	$(0.10)	$0.52

Shares used in computing basic net income (loss) per common share	48,123,668	47,630,945	48,011,004	45,334,269
Shares used in computing diluted net income (loss) per common share	48,123,668	47,786,334	48,011,004	45,801,242

DEPOMED, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$14,120	$14,374
Marketable securities	71,332	39,091
Accounts receivable	3,612	3,390
Unbilled accounts receivable	510	233
Inventories	3,008	3,263
Prepaid and other current assets	3,111	2,418
Total current assets	95,693	62,769
Marketable securities	—	16,058
Property and equipment, net	1,116	1,621
Other assets	197	197
	$97,006	$80,645
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,345	$1,134
Accrued compensation	1,930	1,558
Accrued clinical trial expense	844	322
Other accrued liabilities	5,129	3,322
Deferred product sales	1,437	6,489
Deferred license revenue	2,529	1,453
Other current liabilities	302	56
Current portion of long-term debt	2,621	—
Total current liabilities	16,137	14,334
Deferred license revenue, non-current portion	30,376	20,763
Long-term debt, net of current portion	6,499	—
Other long-term liabilities	598	28
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued and outstanding at September 30, 2008 and December 31, 2007, with an aggregate liquidation preference of $18,159	12,015	12,015
Common stock, no par value, 100,000,000 shares authorized; 48,140,927 and 47,865,529 shares issued and outstanding at September 30, 2008 and December 31, 2007, respectively	170,527	168,287
Accumulated deficit	(138,965)	(134,892)
Accumulated other comprehensive gain (loss)	(181)	110
Total shareholders’ equity	43,396	45,520
	$97,006	$80,645

(1) Derived from the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.